Exhibit 99.1

                 QWEST COMMUNICATIONS AFFIRMS FINANCIAL GUIDANCE

 Company Says Morgan Stanley Report Is Inaccurate and Its Conclusions are Wrong

(Note--There will be a noon MDT conference call today for the media and investors to discuss this news release. Details about the call at the end of this release.)

Denver, June 20, 2001 - Qwest Communications International Inc. (NYSE - Q) today again confirmed its financial guidance for 2001 and the period 2000 to 2005 in light of an inaccurate and misleading report issued by Morgan Stanley. During the five-year period, Qwest expects to grow revenue at least 15% and EBITDA (earnings before interest, taxes, depreciation and amortization) approximately 20%, each on an annually compounded basis. Qwest also confirmed that it does not expect its capital expenditures to exceed $9.2 billion in 2001. It is also looking at ways to further reduce capital expenditures to between $8.8 billion and $9.0 billion for 2001, and to as low as $8.0 billion for 2002.

Qwest said that a Morgan Stanley report issued earlier today does not present any information or analysis that has any bearing whatsoever on the sustainability of its future earnings growth or capital needs. The Morgan Stanley report addresses several technical issues relating to the manner in which Qwest has accounted for its acquisition of U S WEST on June 30, 2000. The report does not disclose any accounting treatment that Qwest has not previously disclosed in its public filings nor does it suggest that any accounting treatment by the company is improper. Qwest believes that Morgan Stanley's analysis, from an accounting point of view, is incorrect and its conclusions about Qwest's business and prospects are wrong.

Qwest said that its disclosure of the merger with U S WEST and the purchase accounting is fully adequate. The staff of the Securities and Exchange Commission reviewed Qwest's annual report on Form 10-K as of December 31, 1999 and 2000, and its quarterly report on Form 10-Q for the quarter ended September 30, 2000. The review resulted in various comments being raised by the staff regarding Qwest's accounting for the merger and related disclosures. The company has responded to those comments and the issues raised have been cleared to the satisfaction of the SEC staff.

"Qwest has already fully disclosed all the issues raised by Morgan Stanley," said Robin Szeliga, Executive Vice President and Chief Financial Officer. "Their report is just an academic commentary on the merits of purchase accounting and an attempt to educate investors on the application of Generally Accepted Accounting Principles (GAAP). As applied to Qwest, Morgan Stanley's accounting analysis is incorrect. Their business conclusions are wrong. Nothing they say in

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their report has anything to do with our prospects for future performance.
Nothing they say, except by unsupportable innuendo, casts any doubt on any of our accounting practices. We will respond to their report in detail in a filing we will make with the Securities and Exchange Commission later today."

Szeliga continued, "The issues raised by Morgan Stanley relate to balance sheet adjustments that we made based on independent third party appraisals performed in connection with the merger. This is old news--and not even very important news. The adjustments comply with GAAP, and we made them during the one-year timeframe required by GAAP. These adjustments are completely proper, and Morgan Stanley does not dispute this. In fact, Morgan Stanley confirms numerous times in its report that Qwest's application of purchase and other accounting principles is appropriate. In any case, these adjustments have nothing to do with our ability to meet our revenue and EBITDA projections."

Szeliga continued, "These adjustments do not impact our 271 applications, our out-of-region CLEC/DLEC buildout, the ability of our global sales forces to sell into the top end of the business market or the health of the 14 state regional economy in which we operate our local business. These key drivers are more appropriate measures of our ability to hit future revenue and EBITDA targets and, therefore, more appropriate areas of focus when considering the company's buy rating with investors. Morgan Stanley only refers in general, and without any specificity, to a deteriorating economy and industry environment and vague innuendo of `uncertainty' in our accounting principles as the basis for their business conclusions."

Szeliga concluded, "The primary areas of focus of the Morgan Stanley report include purchase accounting, software, interest, and the valuation of the KPNQwest investment. These items do not impact revenue or EBITDA and should not be considered in discussing the attainment of our revenue or EBITDA targets. Of course, as a matter of simple arithmetic, the items affect earnings per share and cash EPS. But these items do not drive, or really even reflect, the growth of our business and progress toward financial targets."

Qwest CFO Robin Szeliga will hold a conference call to discuss this news release at noon (MDT) today. The call will be broadcast live at www.
videonewswire.com/qwest/062001.

About Qwest

Qwest Communications International Inc. (NYSE: Q) is a leader in reliable, scalable and secure broadband Internet-based data, voice and image communications for businesses and consumers. The Qwest Macro Capacity(R) Fiber Network, designed with the newest optical networking equipment for speed and efficiency, spans more than 113,000 miles globally. For more information, please visit the Qwest web site at www.qwest.com.

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                                      # # #

This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, volatility of Qwest's stock price, intense competition in the communications services market, changes in demand for Qwest's products and services, dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels, higher than anticipated employee levels, capital expenditures and operating expenses, rapid and significant changes in technology and markets, adverse changes in the regulatory or legislative environment affecting Qwest's business and delays in Qwest's ability to provide interLATA services within its 14-state local service territory, failure to maintain rights of way, and failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST timely or at all and difficulties in combining the operations of Qwest and U S WEST. This release is based upon the best information available at this time, but does not necessarily include all information that would be available at a quarterly earnings announcement. This release may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.


         Contacts:         Media Contact:                     Investor Contact:
                           --------------                     -----------------
                           Michael Tarpey                     Lee Wolfe
                           303-992-2277                       800-567-7296
                           Michael.Tarpey@qwest.com           IR@qwest.com


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